As filed with the Securities and Exchange Commission on April 15, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HELICOS BIOSCIENCES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

05-0587367

(I.R.S. Employer Identification No.)

Helicos BioSciences Corporation

One Kendall Square

Building 700

Cambridge, MA 02139

(Address of Principal Executive Offices) (Zip Code)

2007 Stock Option and Incentive Plan

(Full Title of the Plan)

Ronald A. Lowy

President and Chief Executive Officer

Helicos BioSciences Corporation

One Kendall Square

Building 700

Cambridge, MA 02139

(Name and Address of Agent for Service)

(617) 264-1800

(Telephone number, including area code, of agent for service.)

Copies to:

Stuart M. Cable, Esq.	Mark C. Solakian, Esq.
James A. Matarese, Esq.	Vice President and General Counsel
Goodwin Procter LLP	Helicos BioSciences Corporation
Exchange Place	One Kendall Square, Bldg. 700
Boston, Massachusetts 02109	Cambridge, MA 02139
(617) 570-1000	(617) 264-1800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee

2007 Stock Option and Incentive Plan Common Stock, par value $0.001 per share	3,571,677	(2)	$0.87	(2)	$3,107,358.99	(2)
Total	3,571,677				$3,107,358.99		$221.55

(1)   Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock.

(2)   An assumed price of $0.87 per share, which on April 12, 2010 was the average of the high and low prices reported on the NASDAQ Global Market of the Registrant’s common stock, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) and (h) and has been used only for those shares without a fixed exercise price.

INTRODUCTORY NOTE

This Registration Statement on Form S-8 registers 3,571,677 additional securities of the same class as other securities of Helicos BioSciences Corporation (the “Registrant”) for which the Registrant previously filed Registration Statements on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), relating to its 2003 Stock Option and Incentive Plan (the “2003 Plan”) and its 2007 Stock Option and Incentive Plan, as amended (the “2007 Plan” and, together with the 2003 Plan, the “Plans”).  Accordingly, the contents of the Registrant’s prior Registration Statements on Form S-8 (Registration No. 333-144094 and 333-149767 and 333-158298), as filed with the Securities and Exchange Commission (the “Commission”) on June 27, 2007 and March 17, 2008 and March 30, 2009, respectively, are hereby incorporated by reference pursuant to General Instruction E to Form S-8.  After giving effect to this filing, an aggregate of 10,313,067 shares of the Registrant’s Common Stock, par value $0.001 per share (the “Common Stock”), have been registered for issuance pursuant to the Plans.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

*The documents containing the information specified in this Part I will be sent or given to employees, directors or others as specified by Rule 428(b)(1).  In accordance with the rules and regulations of the Commission and the Introductory Note to Part I of Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed with the Commission are incorporated by reference in this Registration Statement:

(a)                                  The Registrant’s Annual Report on Form 10-K for fiscal year ended December 31, 2009, as filed with the Commission on April 15, 2010;

(b)                                 All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since December 31, 2009; and

(c)                                  The section entitled “Description of Registrant’s Securities to be Registered” contained in the Registrant’s Registration Statement on Form 8-A, filed pursuant to Section 12(b) of the Exchange Act, on May 18, 2007, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement on Form S-8 and to be a part hereof from the date of filing of such documents.

Item 8.  Exhibits.

Please see the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement on Form S-8, which Exhibit Index is incorporated herein by reference.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on April 15, 2010.

HELICOS BIOSCIENCES CORPORATION

By:	/s/ Ronald A. Lowy
Ronald A. Lowy
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Helicos BioSciences Corporation (the “Company”), hereby severally constitute and appoint Ronald A. Lowy and Jeffrey R. Moore, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments to this Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in such capacities to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on April 15, 2010:

/s/ Stanley N. Lapidus
Stanley N. Lapidus	Chairman of the Board of Directors

/s/ Ronald A. Lowy
Ronald A. Lowy	President and Chief Executive Officer, Director (Principal Executive Officer)

/s/ Jeffrey R. Moore
Jeffrey R. Moore	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Noubar B. Afeyan
Noubar B. Afeyan, PhD	Director

/s/ Elisabeth K. Allison
Elisabeth K. Allison, PhD	Director

/s/ Brian G. Atwood
Brian G. Atwood	Director

/s/ Peter Barrett
Peter Barrett, PhD	Director

/s/ Robert F. Higgins
Robert F. Higgins	Director

/s/ Theo Melas-Kyriazi
Theo Melas-Kyriazi	Director

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

5.1*	Opinion of Goodwin Procter LLP

23.1*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2*	Consent of PricewaterhouseCoopers LLP, an Independent Registered Public Accounting Firm

24.1	Power of Attorney (included as part of the signature page of this Registration Statement)

*  Filed herewith